Exhibit 99.1

SIX FLAGS                                                             NEWS
--------------------------------------------------------------------------------


FOR:            SIX FLAGS, INC.
CONTACT:        Jim Dannhauser, Chief Financial Officer
                122 East 42nd Street
                New York, NY 10168
                (212) 599-4693

KCSA            Joseph A. Mansi/ Erika Levy
CONTACTS:       (212) 896-1205/ (212) 896-1208
                jmansi@kcsa.com / elevy@kcsa.com
                ---------------   --------------

                                                         FOR IMMEDIATE RELEASE
                                                         ---------------------

                      SIX FLAGS REPORTS INTERIM PERFORMANCE

                                  - - - - - - -

NEW YORK, July 15, 2004 - Six Flags, Inc. (the "Company") (NYSE: PKS) commented today on the year to date attendance and revenue performance of its parks.

           Year to date through Wednesday, June 30, park level revenues trailed the prior year by approximately 0.9%. System-wide attendance was 12.77 million, compared to 13.31 million on a same park basis for June 2003, a decrease of 4.1%. Park-level per capita spending was up 3.3% for the period. Consequently, results for the six months ended June 30, 2004 are now expected to reflect revenues of approximately $400-402 million, down approximately $3-5 million from the 2003 period. Reflecting planned operating expense increases intended to enhance the guest experience, EBITDA (Modified) for the first six months of 2004 is now expected to be approximately $30 million, down approximately $11.8 million from the 2003 six month levels, and Adjusted EBITDA is expected to be approximately $11.5 million, down approximately $14 million from performance in the six months ended June 30, 2003. (1), (2)


--------------------
(1) A discussion of EBITDA (Modified) and Adjusted EBITDA, together with the required reconciliation of these amounts, appears at the end of this press release.

(2) All amounts reflect the inclusion of the results of the Dallas, Atlanta and San Francisco operations due to the application of FASB Interpretation No. 46 and the exclusion of the results of the Cleveland and European operations sold earlier this year.

                                     (more)

           11501 Northeast Expressway o Oklahoma City, Oklahoma 73131
                     Tel: 405-475-2500 o Fax: 405-475-2555
          122 East 42nd Street o 49th Floor o New York, New York 10168
                     Tel: 212-599-4690 o Fax: 212-949-6203

SIX FLAGS REPORTS INTERIM RESULTS
JULY 15, 2004
PAGE 2


           Commenting on the year to date results, Kieran E. Burke, Chairman and Chief Executive Officer of the Company, noted, "While our performance in the initial part of our season has been uneven, we were generally tracking slightly ahead of prior year through mid June. However, we experienced a sharp decline in the last two weeks of June. In addition, we were negatively affected by the later Memorial Day holiday which resulted in significantly fewer operating days in the 2004 period. Further, while weather in the Northeast was significantly better than last year, our parks in Chicago, Atlanta and Texas experienced significant periods of adverse weather at various times during May and June which hurt their performance. The attendance shortfalls we have experienced have been offset somewhat by very strong per capita spending growth through June 30."

           Mr. Burke further noted that, "We have seen improved performance since the end of June, with performance since June 30 reflecting attendance in line with prior year, a per capita spending increase of 0.8% and a revenue increase of 0.5% in the period from July 1 through July 13.

           We expect to benefit from additional operating days in the last week of August and the first week of September due to the later occurrence this year of the Labor Day holiday.

           With a substantial portion of our season remaining (over 50% of our budgeted attendance yet to go), if this more recent trend continues, we expect to be able to achieve full year growth over prior year revenues notwithstanding the strength of the latter part of last year. We expect to remain in compliance with all covenants in our credit agreements and continue to have substantial liquidity and no near-term debt maturities.

           We will report our second quarter numbers in early August and will provide a more conclusive outlook at that time."

           Six Flags, Inc. is the world's largest regional theme park company.


                                    # # # # #

SIX FLAGS REPORTS INTERIM RESULTS
JULY 15, 2004
PAGE 3


           EBITDA (Modified) is defined as net loss, before discontinued operations, income tax benefit, other expense, early repurchase of debt (formerly extraordinary loss), minority interest in loss, interest expense, net, amortization, depreciation and non-cash compensation. Adjusted EBITDA is defined as EBITDA (Modified) minus the interest of third parties in EBITDA of the four parks that are less than wholly owned. The Company believes that EBITDA (Modified) and Adjusted EBITDA (collectively, the "EBITDA-Based Measures") provide useful information to investors regarding the Company's operating performance and its capacity to incur and service debt and fund capital expenditures. The Company believes that the EBITDA-Based Measures are used by many investors, equity analysts and rating agencies as a measure of performance. Adjusted EBITDA is approximately equal to "Consolidated Cash Flow" as defined in the indentures relating to the Company's senior notes. Neither of the EBITDA-Based Measures is defined by GAAP and neither should be considered in isolation or as an alternative to net income (loss), net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of our operating performance.

           The following table sets forth a reconciliation of our net loss to EBITDA (Modified) and Adjusted EBITDA for the first six months of 2003.


                                                                                      Six Months Ended
                                                                                      ----------------
                                                                                        June 30, 2003
                                                                                        -------------
                                                                                       (in thousands)
                                                                                       --------------
Net loss                                                                             $     (122,374)
Discontinued operations                                                                       9,585
Income tax (benefit)                                                                        (65,541)
Other expense                                                                                   346
Early repurchase of debt (formerly extraordinary loss)                                       27,592
Minority interest in loss                                                                    13,401
Interest expense, net                                                                       107,649
Amortization                                                                                    526
Depreciation                                                                                 70,524
Non-cash compensation (primarily selling, general and administrative)                            51
                                                                                      ----------------
EBITDA (Modified)                                                                            41,759
Third party interest in EBITDA of certain parks (a)                                         (16,201)
                                                                                      ----------------
Adjusted EBITDA                                                                      $       25,558
                                                                                      ================




---------------------
(a) Represents interest of third parties in EBITDA of Six Flags Over Georgia, Six Flags Over Texas, Six Flags White Water Atlanta and Six Flags Marine World.

SIX FLAGS REPORTS INTERIM RESULTS
JULY 15, 2004
PAGE 4



           The Company currently is in the process of preparing its second quarter 2004 financial statements and has not at this time completed its determination of certain non-operating amounts, including its income tax benefit and other expense for that period. This information would be required to provide an estimate of the Company's net loss for the first six months of 2004. Because the net loss information is not available, the Company has set forth in the following table a reconciliation of the expected loss from operations to the expected EBITDA (Modified) and the expected Adjusted EBITDA. Since the EBITDA-Based Measures are calculated before income taxes and other expense, the absence of estimates with respect to these items does not affect the expected EBITDA-Based Measures presented. Expected interest expense, net for the six months is approximately $101,000,000 and expected early repurchase of debt (formerly extraordinary loss) is approximately $31,375,000.

                                                                                       Six Months Ended
                                                                                       ----------------
                                                                                         June 30, 2004
                                                                                         -------------
                                                                                        (in thousands)
                                                                                        --------------
Loss from operations                                                                  $     (44,000)
Amortization                                                                                    700
Depreciation                                                                                 73,000
Non-cash compensation (primarily selling, general and administrative)                           300
                                                                                       ---------------
EBITDA (Modified)                                                                            30,000
Third party interest in EBITDA of certain parks                                             (18,500)
                                                                                       ---------------
Adjusted EBITDA                                                                       $      11,500
                                                                                       ===============






The information contained in this news release, other than historical information, consists of forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors, including factors impacting attendance, such as local conditions, events, disturbances and terrorist activities, risks of accidents occurring at the Company's parks, adverse weather conditions, general economic conditions, consumer spending patterns, and other factors (including information that arises in connection with the completion of the Company's second quarter financial statements) could cause actual results to differ materially from the Company's expectations. Reference is made to a more complete discussion of forward-looking statements and applicable risks contained under the captions "Special Note on Forward-Looking Statements" and "Business - Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2003, which is available free of charge on the Company's website (www.sixflags.com).


       This release and prior releases are available on the Company's web site (www.sixflags.com) and KCSA Public Relations web site at www.kcsa.com.